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                                     ECOLAB
                               MIRROR PENSION PLAN


     WHEREAS, Ecolab Inc. (the "Company") has established the Ecolab Pension Plan (the "Pension Plan"), a qualified defined benefit pension plan; and

     WHEREAS, Sections 401(a)(17) and 415 of the Code place certain limitations on the amount of benefits that would otherwise be made available under the Pension Plan for certain participants; and

     WHEREAS, the Company now desires to provide the benefits which would otherwise have been payable to such participants under the Pension Plan except for such limitations, in consideration of services performed and to be performed by such participants for the Company and certain related corporations.

     NOW, THEREFORE, the Company hereby adopts and publishes this Mirror Pension Plan, which shall contain the following terms and conditions:


                                    ARTICLE I
                                     PREFACE

SECTION 1.1.   EFFECTIVE DATE.  The effective date of this Plan is July 1, 1994.

SECTION 1.2. PURPOSE OF THE PLAN. The purpose of this Plan is to provide additional retirement benefits for certain management and highly compensated employees of the Company who perform management and professional functions for the Company and certain related entities.

SECTION 1.3. ADMINISTRATIVE DOCUMENT. This Plan includes the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans (the "Administrative Document"), which is incorporated herein by reference.


                                   ARTICLE II
                                   DEFINITIONS

     Words and phrases used herein with initial capital letters which are defined in the Administrative Document or the Pension Plan are used herein as so defined, unless otherwise specifically defined herein or the context clearly indicates otherwise. The following words and phrases when used in this Plan with initial

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capital letters shall have the following respective meanings, unless the context clearly indicates otherwise:

SECTION 2.1. "ACTUAL PENSION PLAN BENEFIT" shall mean the amount of the monthly benefit which would be or is payable to the Executive under the Pension Plan calculated on a single life annuity basis commencing at age 65.

SECTION 2.2. "ACTUARIAL FACTORS" shall mean the actuarial assumptions set forth in Exhibit A which is attached to and forms a part of this Plan.

SECTION 2.3. "CODE LIMITATIONS" shall mean the limitations imposed by Sections 401(a)(17) and 415 of the Code, or any successor(s) thereto, on the amount of the benefits which may be payable to or with respect to an Executive from the Pension Plan.

SECTION 2.4. "DEATH BENEFICIARY" shall mean the Beneficiary, from time to time, who is entitled to receive part or all of a pension or other benefit payable with respect to the Participant under the Pension Plan. If the Executive is married on the date of his death and has been married to such spouse throughout the one-year period ending on the date of his death, his designation of a Death Beneficiary other than, or in addition to, his spouse under the Plan shall not be effective unless such spouse has consented in writing to such designation.

SECTION 2.5. "EXECUTIVE" shall mean an Employee of an Employer (1) whose Annual Compensation from the Employers exceeds the dollar limitation described in Section 401(a)(17) of the Code for a Plan Year, (2) who is a Participant in the Pension Plan, and (3) who is selected by the Administrator to participate in the Plan.

SECTION 2.6. "MIRROR SAVINGS PLAN" shall mean the Ecolab Mirror Savings Plan, as such plan may be amended from time to time.

SECTION 2.7. "MIRROR PENSION BENEFIT" shall mean the retirement benefit determined under Article III.

SECTION 2.8. "MIRROR PRE-RETIREMENT PENSION BENEFIT" shall mean the pre-retirement benefit determined under Article IV.

SECTION 2.9. "PLAN" shall mean this Ecolab Mirror Pension Plan, as it may be amended from time to time.


                                   ARTICLE III
                             MIRROR PENSION BENEFIT


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SECTION 3.1.   AMOUNT OF MIRROR PENSION BENEFIT.  Each Executive whose benefits under the Pension Plan payable on or after the Effective Date are reduced due to
(1) the Code Limitations, or (2) the Executive's deferrals of compensation under the Mirror Savings Plan, shall be entitled to a Mirror Pension Benefit, which shall be determined as hereinafter provided. The Mirror Pension Benefit shall be a monthly retirement benefit equal to the difference between (a) and (b), where:

     (a)  =    the amount of the monthly benefit payable to the Executive under the Pension Plan calculated on a single life annuity basis commencing at age 65, determined under the Pension Plan as in effect on the date of the Executive's termination of employment with the Controlled Group but calculated as if (i) the Pension
               Plan did not contain the Code Limitations, and (ii) the definition of Annual Compensation under the Pension Plan included the Executive's deferrals under the Mirror Savings Plan or its predecessor plan; and

     (b)  =    the amount of the Actual Pension Plan Benefit.

SECTION 3.2. TIME OF PAYMENT. An Executive's Mirror Pension Benefit shall be paid or commence to be paid at the same time and under the same conditions as the benefits payable to the Executive under the Pension Plan. Notwithstanding the foregoing, if payment at such time is prevented due to reasons outside of the Administrator's control, the Mirror Pension Benefits shall commence as soon as practicable after the benefits commence under the Pension Plan, and the first payment hereunder shall include any Mirror Pension Benefits not made as a result of the delay in payment.

SECTION 3.3.   FORM OF PAYMENT.

     (1) IN GENERAL. The Mirror Pension Benefit shall be payable in the same form and for the same duration as the benefits payable to the Executive under the Pension Plan; provided, however, that if the form of payment of the Mirror Pension Benefit selected by the Participant is not a single life annuity commencing at age 65, the amount of such Benefit shall be adjusted to an amount which results in a Benefit payable which is the Actuarial Equivalent of a single life annuity commencing at age 65. An election by an Executive of a form of benefit under the Pension Plan shall be deemed to be an election by such Executive of the form of his Mirror Pension Benefit. In the absence of an election by the Executive of the form of his Mirror Pension Benefit under the Pension Plan, the form of Mirror Pension Benefit for an unmarried Executive shall be a single life

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annuity commencing at age 65, and for a married Executive shall be a joint and
50% survivor benefit which is the Actuarial Equivalent of such single life annuity.

     (2)  LUMP SUM ELECTION.

          (a) Notwithstanding the foregoing, an Executive may elect to receive the Mirror Pension Benefit or to have his Death Beneficiary receive a Mirror Pre-Retirement Pension Benefit in the form of a single lump sum payment by filing a notice in writing on a form provided by the Administrator, signed by the Executive and filed with the Administrator prior to the Executive's termination of employment with the Controlled Group because of involuntary termination, death or Disability, or at least one (1) year prior to the Executive's voluntary retirement or termination of employment. Any such election may be changed at any time and from time to time without the consent of any existing Death Beneficiary or any other person other than, if applicable, his or her spouse, by filing a later signed written election with the Administrator; provided that any election made less than one (1) year prior to the Executive's voluntary retirement or termination of employment shall not be valid. An Executive's election of a lump sum payment under this Subsection shall be controlling with respect to any payment of Mirror Pre-Retirement Pension Benefits to his Death Beneficiary. Notwithstanding the foregoing, an Executive shall be permitted to make an election to receive his Mirror Pension Benefit in the form of a lump sum payment within the one (1) year period prior to his voluntary termination if (and only if) the amount of the Mirror Pension Benefit payable to the Executive is reduced by ten percent (10%).

          (b) The lump sum payment described in paragraph (a) of this Subsection shall be calculated (i) by converting the Executive's Mirror Pension Benefit (calculated in accordance with the provisions of Section 3.1) at the time of the commencement of such Benefit into a lump sum amount of equivalent actuarial value when computed using the Actuarial Factors for this purpose, and then applying the ten percent (10%) reduction, if applicable, or (ii) by converting the Death Beneficiary's Mirror Pre-Retirement Pension Benefit (calculated in accordance with the provisions of Section 4.2) at the time of the commencement of such Benefit into a lump sum amount of equivalent actuarial value when computed using the Actuarial Factors for this purpose, and then applying the ten percent (10%) reduction, if applicable.

          (c) Notwithstanding any provision of this Plan to the contrary, in the event the equivalent actuarial value of the

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     Executive's Mirror Pension Benefit, when computed using the Actuarial
     Factors specified in Exhibit A for this purpose, does not exceed $5,000, such Benefit shall be paid in the form of a single lump sum payment.


                                   ARTICLE IV
                      MIRROR PRE-RETIREMENT PENSION BENEFIT

SECTION 4.1. ELIGIBILITY. The Death Beneficiary of an Executive who dies after attaining eligibility for a pre-retirement death benefit under the Pension Plan, but prior to commencing to receive Mirror Pension Benefits hereunder shall be entitled to receive the Mirror Pre-Retirement Pension Benefits described in
Section 4.2 in lieu of any other benefits described in the Plan.

SECTION 4.2. AMOUNT, FORM AND TIMING OF MIRROR PRE-RETIREMENT BENEFITS. A Death Beneficiary who is eligible for a Mirror Pre-Retirement Benefit shall receive a Mirror Pre-Retirement Benefit based on the Executive's Mirror Pension Benefit hereunder. The Mirror Pre-Retirement Benefit shall be calculated in accordance with, and payable at the same time and (except as provided in Section 3.3(2)) in the same manner as, the pre-retirement death benefits and (if applicable) the optional death benefits described in the Pension Plan, as determined by the Administrator.


                                    ARTICLE V
                                     VESTING

SECTION 5.1.   VESTING.

     (1) IN GENERAL. Except as provided in Subsection (2) of this Section, an Executive or Death Beneficiary shall become vested in the Mirror Pension Plan Benefits in accordance with the vesting provisions of the Pension Plan.

     (2)  FORFEITURE PROVISIONS.  Notwithstanding the provisions of Subsection
(1) of this Section, the Employers shall be relieved of any obligation to pay or provide any future Mirror Pension Benefits and Mirror Pre-Retirement Pension Benefits under this Plan and shall be entitled to recover any amounts already distributed if, without the written consent of the Company, the Executive, whether before or after termination with the Controlled Group:

          (a) materially breaches the terms of any confidentiality or noncompete agreement entered into with any member of the Controlled Group; or


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          (b)  participates in any dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to any member of the Controlled Group; or

          (c)  commits any unlawful or criminal activity of a serious nature; or

          (d) commits any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Executive's overall duties.


                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

SECTION 6.1. EFFECT OF AMENDMENT AND TERMINATION. No amendment or termination of the Plan shall, without the consent of the Executive (or, in the case of his death, his Death Beneficiary), adversely affect the vested Mirror Pension Benefit or vested Mirror Pre-Retirement Pension Benefit under the Plan of any Executive or Death Beneficiary as such Benefit exists on the date of such amendment or termination.


     IN WITNESS WHEREOF, Ecolab Inc. has executed this Mirror Pension Plan and has caused its corporate seal to be affixed this 29th day of August, 1994.

                              ECOLAB INC.



                              By: /s/ Michael E. Shannon
                                 ------------------------------
                                   Michael E. Shannon
                                   Vice Chairman, Chief Financial
                                   and Administrative Officer

(Seal)

Attest:


 /s/ Kenneth A. Iverson
----------------------------
Kenneth A. Iverson
Secretary



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                                    EXHIBIT A

                              ACTUARIAL ASSUMPTIONS


1.   Interest Rate:                     7.5% provided that, for purposes of
                                        determining the actuarial equivalent
                                        value of a lump sum distribution, the
                                        interest rate will be 120% of the
                                        applicable interest rate as defined in
                                        Section 417(e)(3)(B) of the Code.

2.   Mortality:                         1971 Group Annuity Table.

3.   Annuity Values Weighted:           75% male, 25% female.